As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-281224

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________________

Loop Industries, Inc.
(Exact name of registrant as specified in its charter)

_____________________________________

Nevada	27-2094706
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

_____________________________________

480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4 (450) 951-8555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) _____________________________________
Daniel Solomita President and Chief Executive Officer 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4 (450) 951-8555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________ With copies to:
Robert C. Kim Ballard Spahr LLP One Summerlin 1980 Festival Plaza Drive, Suite 900 Las Vegas, NV 89135 (702) 471-7000	Frederic Plamondon Norton Rose Fulbright Canada LLP 1 Place Ville Marie Suite 2500 Montréal, Quebec H3B 1R1 Canada +1 (514) 847-4747

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-281224) (the “registration statement”) is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Pre-Effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the registration statement and, accordingly, such prospectus has not been included herein. This Pre- Effective Amendment No. 1 is not intended to amend or delete any part of the registration statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be borne by the registrant.

SEC registration fee		$1,598
Legal fees and expenses		$50,000
Accounting fees and expenses		$7,500
Miscellaneous expenses	$	̶

Total		$59,098

Item 15. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes, the NRS, provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was our director, officer, employee or agent, or a director, officer, employee or agent of another corporation or enterprise at our request, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful.

Similar indemnity is authorized pursuant to NRS 78.7502 for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the Company, if (i) such person is not liable for a breach of a fiduciary duty, pursuant to NRS 78.138, or (ii) such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the our best interests, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable, after the exhaustion of all appeals therefrom, to the Company or from amounts paid in settlement to the Company.

Unless ordered by a court or advanced pursuant to NRS 78.751, any such discretionary indemnification pursuant to NRS 78.7502 may be made only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or in certain instances in a written opinion by independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify her or him against the expenses which such offer or director actually and reasonably incurred. Under NRS 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing to repay the expenses if it is determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified.

Our bylaws provide for the indemnification of any person who was, or is threatened to be made, a party to a proceeding, by reason of the fact that such person is or was our director, officer, employee or agent, or while our director, officer, employee or agent is or was serving at our request as a director, officer, employee, agent or similar functionary of another corporation or enterprise, to the fullest extent permitted by Nevada law. The indemnification provisions contained within our bylaws supplement the indemnification agreements that we entered into with each of our officers and directors, as discussed below. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. The foregoing indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

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We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities which may arise as a result of the actions of the directors and officers. We have entered into an indemnification agreement with each of our officers and directors pursuant to which they will be indemnified by us, subject to certain limitations, for any liabilities incurred by them in connection with their role as officers or directors of the Company.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes the signature page to this registration statement and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit		Incorporation by Reference
Number	Description	Form	File No.	Filing Date	Exhibit No.

3.1	Articles of Incorporation, as amended to date.	10-K	001-38301	May 29, 2024	3.1

3.2	By-laws, as amended to date.	8-K	000-54768	April 10, 2018	3.1

4.1	Description of Securities.	10-K	001-38301	May 29, 2024	4.1

5.1	Opinion of Counsel.	S-3	333-281224	August 2, 2024	5.1

23.1	Consent of Independent Registered Public Accounting Firm.	S-3	333-281224	August 2, 2024	23.1

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1).	S-3	333-281224	August 2, 2024	23.2

24.1	Power of Attorney (included on signature page hereto).	S-3	333-281224	August 2, 2024	24.1

107	Filing Fee Table.	S-3	333-281224	August 2, 2024	107

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Terrebonne, Province of Quebec, Canada, on August 6, 2024.

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 6, 2024.

Signature	Title

/s/ Daniel Solomita	President and Chief Executive Officer and Director
Daniel Solomita	(Principal Executive Officer)

/s/ Fady Mansour	Chief Financial Officer
Fady Mansour	(Principal Financial Officer and Principal Accounting Officer)

*	Lead Independent Director
Laurence Sellyn

*	Director
Laurent Auguste

*	Director
Jonghyuk Lee

*	Director
Louise Sams

*	Director
Jay Stubina

*By:	/s/ Fady Mansour
Fady Mansour Attorney-in-Fact

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